SCHEDULE 14C INFORMATION


Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X]  Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ]  Definitive Information Statement


                     PIEZO INSTRUMENTS, INC.
         (Name of Registrant as Specified in its Charter)


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(1)  Title of each class of securities to which transaction applies:  N/A.

(2)  Aggregate number of securities to which transaction applies:  N/A.

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     pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):  N/A.

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

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Contact Persons: Leonard W. Burningham, Esq.
                 Branden T. Burningham, Esq.
                 Suite 205, 455 East 500 South Street
                 Salt Lake City, Utah 84111
                 Tel: 801-363-7411; Fax: 801-355-7126

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                     PIEZO INSTRUMENTS, INC.
                 1107 Mt. Rushmore Road, Suite 2
                  Rapid City, South Dakota 57701

                      INFORMATION STATEMENT

               WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                        REQUESTED NOT TO SEND A PROXY

                                INTRODUCTION

          This Information Statement is being furnished to our stockholders (Piezo Instruments, Inc., a Utah corporation [the "Company," "Piezo,"
"we", "our" or "us" or words or similar import]), regarding an amendment to our Articles of Incorporation that will change our name to "Omni Medical Holdings, Inc."

          This amendment was unanimously adopted by our Board of Directors and the majority stockholders (the "Majority Stockholders") of our Company named under the heading "Security Ownership of Principal Holders and Management" of the caption "Voting Securities and Principal Holders Thereof," below, in accordance with the Utah Revised Business Corporation Act(the "Utah Law"). The Majority Stockholders own 9,053,811 shares or approximately 84.1% of our outstanding voting securities. No other votes were required or necessary to adopt the amendment, and none are being solicited hereunder. See the caption "Amendment to the Articles of Incorporation and Vote Required for Approval," herein.

          The amendment to our Articles of Incorporation is as follows:

                            ARTICLE I

                               NAME

          The name of the corporation is "Omni Medical Holdings, Inc."

               APPROXIMATE DATE OF MAILING: September 29, 2003.

          This amendment will become effective on the opening of business on October 20, 2003, or a date that is at least 21 days from the mailing of this Information Statement to our stockholders.

          This amendment is the only matter covered by this Information
Statement.

                            DISSENTERS' RIGHTS

          There are no dissenters' rights applicable to the amendment to our Articles of Incorporation.

           INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

          No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed amendments to our Articles of Incorporation which is not shared by all other stockholders.


               VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities.
------------------

          The securities that would have been entitled to vote if a meeting was required to have been held regarding this amendment to our Articles of Incorporation consist of shares of our common stock. Each share of our common stock is entitled to one vote. The number of outstanding shares of our common stock at the close of business on September 17, 2003, the record date for determining our stockholders who would have been entitled to notice of and to vote on the amendment to our Articles of Incorporation, was 10,760,849.

Security Ownership of Principal Holders and Management.
-------------------------------------------------------

          The following table sets forth certain information as of September 17, 2003, regarding current beneficial ownership of the shares of our common stock by (i) each person known by us to own more than 5% of the outstanding shares of our common stock, (ii) each of our executive officers and directors, and (iii) all of our executive officers and directors as a group. Except as noted, each person has sole voting and sole investment or dispositive power with respect to the shares shown. The information presented is based upon 10,760,849 outstanding shares of common stock.

Name                           Positions Held       Shares Owned       %
----                           --------------       ------------

Arthur D. Lyons               President, CEO,       1,668,937          15.5%
                         Secretary and
                         Director

Charles D. Arbeiter      COO, Treasurer        1,835,852          17.1%
                              and Director

Al Rieman                     Stockholder           2,503,301          23.3%

LHM Trading*                  Stockholder           3,045,721          28.3%

Totals:                                     9,053,811          84.1%


All executive officers and directors                6,550,510          60.9%
of the Company as a group (2 persons)

      * LHM Trading is a business entity controlled by Arthur D. Lyons, the President, CEO, Secretary and a Director of our Company.

Contractual Arrangements Regarding Changes in Control.
------------------------------------------------------

          Effective as of September 5, 2003, our Company; Omni Medical of Nevada, Inc., a Nevada corporation ("Omni"), and the stockholders of Omni (the "Omni Stockholders"), executed an Agreement and Plan of Reorganization (the "Reorganization Agreement"), whereby we agreed to acquire 100% of the issued and outstanding shares of common stock of Omni in exchange for 16,000,000 post-split shares of our common stock or approximately 88.8% of our post-Reorganization Agreement outstanding securities.

          By virtue of (i) the percentage of our Company acquired under the Reorganization Agreement by the Omni Stockholders; and (ii) the subsequent resolutions of our Board of Directors that provided for the election of the current directors and executive officers of Omni to our Board of Directors and the resignation of our current directors and executive officers, in seriatim, the Reorganization Agreement is deemed to have involved a "change of control" of our Company.

          The source of the consideration used by the Omni Stockholders to acquire their respective interests in our Company was the exchange of common stock of Omni.

          The primary basis of the "control" by Omni is stock ownership and/or management positions.

          On the closing of the Reorganization Agreement, and excluding the securities to be exchanged for the Omni common stock, our outstanding common stock amounted to approximately 2,000,000 shares or approximately 11.1% of the post-Reorganization Agreement outstanding common stock of our Company; we acquired the shares of the majority stockholders of Omni and exchanged 9,053,811 shares of the 16,000,000 post-split shares to be issued to the Omni Stockholders pursuant to the Reorganization Agreement, resulting in Omni becoming a majority-owned subsidiary of our Company. We will attempt to complete the acquisition of the remaining shares of Omni within the next thirty (30) days.

          Accordingly, and assuming all of the Omni Stockholders become party to the Reorganization Agreement, there will be 18,000,000 post-Agreement outstanding shares of our common stock.

        CERTAIN INFORMATION REGARDING DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers.
---------------------------------

          The following delineates certain information concerning our newly designated directors and executive officers:
                                                             Positions
                                   Positions with               with
         Name            Age        the Company                 Omni
         ----            ---        -----------              ----------

Arthur D. Lyons          45         President, CEO,         President, CEO,
                                    Secretary and           Secretary and
                              Director            Director

Charles D. Arbeiter      43         COO, Treasurer          COO, Treasurer
                              and Director        and Director

          Directors are elected by our stockholders to serve until the next annual meeting of our stockholders or until their successors have been elected and have duly qualified. Officers are appointed to serve until the annual meeting of our Board of Directors following the next annual meeting of our stockholders and until their successors have been elected and have qualified.

          The following is a summary of the business experience of each of our current directors and executive officers:

          Arthur D. Lyons. Since 1980, Mr. Lyons has held positions with Merrill Lynch, E.F. Hutton, Prudential Securities and PaineWebber as investment representative, pension consultant, trader and portfolio manager. In 1999, Mr. Lyons formed LHM Trading, an investment firm, and in 2000, founded Interstate Advisors, Inc., a registered investment advisor. Mr. Lyons' broad financial experience has provided him with a solid background in the financial and investment fields. He holds a B.A. Degree in sociology with a minor in accounting from Samford University in Birmingham, Alabama, in 1979.

          Charles D. Arbeiter. Mr. Arbeiter has worked for American Express and Financial Network as a senior manager providing financial advice to individuals, corporate clients and banks. He has been active in the financial services industry since 1985 as a certified financial planner, district manager and registered investment advisor. He is currently responsible for a 15 member financial planning practice in Rapid City, South Dakota, and is active in both civic and professional organizations. He is a 1982 graduate of Sioux Falls (SD) College with a B.S. Degree in business.

Family Relationships.
---------------------

          There are no family relationships between Mr. Lyons and Mr.
Arbeiter.

Pending Legal Proceedings.
--------------------------

          To the knowledge of our management, no director or executive officer is party to any action in which any has an interest adverse to us.

Involvement in Certain Legal Proceedings.
-----------------------------------------

          To the knowledge of our management and during the past 10 years, no present or former director, person nominated to become a director, executive officer, promoter or control person of our Company:

          (1) Was a general partner or executive officer of any business by or against which any bankruptcy petition was filed, whether at the time of such filing or two years prior thereto;

          (2) Was convicted in a criminal proceeding or named the subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

          (3) Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting, the following activities:

               (i) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

               (ii) Engaging in any type of business practice; or

              (iii) Engaging in any activity in connection with the
                    purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

          (4) Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity;
          (5) Was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been subsequently reversed, suspended, or vacated; or

          (6) Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

Executive Compensation.
-----------------------

          None of our present directors and executive officers have received any cash or other remuneration for services rendered to us; and no compensatory arrangements have yet been set for service in these capacities.

          We do not have any stock option, bonus, profit sharing, pension or similar plan; however, we may adopt such a plan in the future to attract and/or retain members of management or key employees.

Compliance with Section 16(a) of the Exchange Act.
--------------------------------------------------

          All reports required to be filed pursuant to Section 16(a) of the Exchange Act have been or will be timely filed.

Audit, Nominating and Compensation Committees.
---------------------------------------------

          We have no audit, nominating or compensation committees.

                AMENDMENT TO THE ARTICLES OF INCORPORATION
                      AND VOTE REQUIRED FOR APPROVAL

Utah Law.
---------

           Section 16-10a-1003 of the Utah Law provides that every amendment to the Articles of Incorporation of a corporation shall first be adopted by the resolution of the Board of Directors and then be subject to the approval of persons owning a majority of the securities entitled to vote on any such amendment. Sections 16-10a-821 and 16-10a-704, respectively, provide that the Board of Directors, by unanimous written consent, and persons owning the required majority of voting securities necessary to adopt any action that would otherwise be required to be submitted to a meeting of stockholders, may adopt such action without a meeting by written consent.

          Resolutions to effect this amendment were unanimously adopted by our Board of Directors and the Majority Stockholders named under the caption "Voting Securities and Principal Holders Thereof." The Majority Stockholders
own approximately 84.1% of our outstanding voting securities.   No other votes
or consents are required or necessary to effect the amendments.

Effective Date of Amendment.
----------------------------

          The effective date of the amendment to change our name will be on the opening of business on October 20, 2003, or 21 days from the mailing of this Information Statement to our stockholders.

                                 NOTICE

THE MAJORITY STOCKHOLDERS OF OUR COMPANY THAT HAVE CONSENTED TO THE ADOPTION OF THIS AMENDMENT TO OUR ARTICLES OF INCORPORATION OWNED IN EXCESS OF THE REQUIRED NUMBER OF OUR OUTSTANDING VOTING SECURITIES TO ADOPT THESE AMENDMENTS
 UNDER UTAH LAW, AND HAVE DONE SO. NO FURTHER CONSENTS, VOTES OR PROXIES ARE
                  NEEDED, AND NONE ARE REQUESTED.

                              BY ORDER OF THE BOARD OF DIRECTORS


September 17, 2003       Arthur D. Lyons